UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________
FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016
_______________________
Phillips Edison Grocery Center REIT II, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Valuation Overview
On April 14, 2016, the Board of Directors of Phillips Edison Grocery Center REIT II, Inc. (the “Company”) established an estimated value per share of the Company’s common stock of $22.50 based substantially on the estimated market value of the Company’s portfolio of real estate properties in various geographic locations in the United States (the “Portfolio”) as of March 31, 2016. There have been no material changes between March 31, 2016, and the date of this filing that would impact the overall estimated value per share. The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).
The Company engaged Duff & Phelps, LLC (“Duff & Phelps”) to provide a calculation of the range in estimated value per share of the Company’s common stock as of March 31, 2016. Duff & Phelps prepared a valuation report (the “Valuation Report”) that provided this range based substantially on its estimate of the “as is” market values of the Portfolio. Duff & Phelps made adjustments to the aggregate estimated value of the Company’s Portfolio to reflect balance sheet assets and liabilities provided by the Company’s management as of March 31, 2016, before calculating a range of estimated values based on the number of outstanding shares of the Company’s common stock as of March 31, 2016. These calculations produced an estimated value per share in the range of $21.78 to $23.64 as of March 31, 2016. The Board of Directors ultimately approved $22.50 as the estimated value per share of the Company’s common stock.
The following table summarizes the material components of the estimated value per share of the Company’s common stock as of March 31, 2016:

	Low	High
Investment in Real Estate Assets	$1,071,530,000	$1,157,440,000

Other Assets
Cash and cash equivalents	$4,166,688	$4,166,688
Restricted cash	1,359,419	1,359,419
Accounts receivable	11,371,254	11,371,254
Prepaid expenses and other assets	6,792,026	6,792,026
Total other assets	$23,689,387	$23,689,387

Liabilities
Notes payable and credit facility	$86,551,568	$86,551,568
Mark to market of debt	1,221,468	1,221,468
Accounts payable and accrued expenses	127,762	127,762
Security deposits	2,690,114	2,690,114
Total liabilities	$90,590,912	$90,590,912

Net Asset Value	$1,004,628,475	$1,090,538,475

Common stock outstanding	46,131,903	46,131,903

Net Asset Value Per Share	$21.78	$23.64

As with any valuation methodology, the methodologies used are based upon a number of assumptions and estimates that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. These limitations are discussed further under “Limitations of Estimated Value per Share” below.

Valuation Methodologies
The Company’s goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company deems to be appropriate valuation and appraisal methodologies and assumptions and a process that is in accordance with the IPA Valuation Guidelines. The following is a summary of the valuation methodologies and components used to calculate the estimated value per share.
Real Estate Portfolio
Independent Valuation Firm
Duff & Phelps was recommended by Phillips Edison NTR II LLC, the Company’s external advisor (the “Advisor”) to the Conflicts Committee of the Company’s Board of Directors (the “Conflicts Committee”) to provide independent valuation services. The Conflicts Committee approved the engagement of Duff & Phelps for those services. Duff & Phelps is a leading global valuation advisor with expertise in complex valuation work that is not affiliated with the Company or the Advisor. Duff & Phelps has previously provided services to the Company pertaining to the Portfolio related to the allocation of acquisition purchase prices for financial reporting purposes in the past for which it received usual and customary compensation. Duff & Phelps may be engaged to provide professional services to the Company in the future. The Duff & Phelps personnel who prepared the valuation have no present or prospective interest in the Portfolio and no personal interest with the Company or the Advisor.
Duff & Phelps’ engagement for its valuation services was not contingent upon developing or reporting predetermined results. In addition, Duff & Phelps’ compensation for completing the valuation services was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of its Valuation Report. The Company has agreed to indemnify Duff & Phelps against certain liabilities arising out of this engagement.
Duff & Phelps’ analyses, opinions, or conclusions were developed, and the Valuation Report was prepared, in conformity with the Uniform Standards of Professional Appraisal Practice. The Valuation Report was reviewed, approved and signed by individuals with the professional designation of MAI (Member of the Appraisal Institute). The use of the Valuation Report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives. Duff & Phelps did not inspect the properties that formed the Portfolio.
In preparing the Valuation Report, Duff & Phelps relied on information provided by the Company and the Advisor regarding the Portfolio. For example, the Company and the Advisor provided information regarding building size, year of construction, land size and other physical, financial and economic characteristics. The Company and the Advisor also provided lease information, such as current rent amounts, rent commencement and expiration dates, and rent increase amounts and dates.
Duff & Phelps did not investigate the legal description or legal matters relating to the Portfolio, including title or encumbrances, and title to the properties was assumed to be good and marketable. The Portfolio was also assumed to be free and clear of liens, easements, encroachments and other encumbrances, and to be in full compliance with zoning, use, occupancy, environmental and similar laws unless otherwise stated by the Company. The Valuation Report contains other assumptions, qualifications and limitations that qualify the analysis, opinions and conclusions set forth therein. Furthermore, the prices at which the Company’s real estate properties may actually be sold could differ from their appraised values.
The foregoing is a summary of the standard assumptions, qualifications and limitations that generally apply to the Valuation Report.
Real Estate Valuation
Duff & Phelps estimated the “as is” market values of the Portfolio as of March 31, 2016, using various methodologies. Generally accepted valuation practice suggests assets may be valued using a range of methodologies. Duff & Phelps utilized the income capitalization approach with support from the sales comparison approach for each property. The income approach was the primary indicator of value, with secondary consideration given to the sales approach. Duff & Phelps performed a study of each market to measure current market conditions, supply and demand factors, growth patterns, and their effect on each of the subject properties.

Duff & Phelps modeled Tenant Common Area Maintenance (“CAM”) and Real Estate Tax reimbursements as a dollar-amount-per-square-foot of occupied area and included them as miscellaneous revenue line items, rather than detailed on a contractual tenant-by-tenant basis in the reimbursement module of Argus Enterprise, a long-term financial modeling software program for real estate, for the cash flow projections.  The basis of the per square foot unit indicator was provided by the Advisor based on historical and budgeted dollar-amounts-per-square-foot of occupied area for CAM and Real Estate Tax Reimbursements.  The Advisor completed an analysis of a sampling of properties where the contractual reimbursements were calculated on a tenant-by-tenant basis within the reimbursement module of Argus Enterprise and compared these to the per square foot of occupied area calculation conclusions. It was deemed that the differences in dollar amounts calculated were insignificant between the two methods; therefore, Duff & Phelps agreed with the Advisor’s conclusion that the methodology used to arrive at reimbursement income on a per square foot of occupied area was reasonable.
The income capitalization approach simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its lifetime. Under the income capitalization approach, Duff & Phelps used an estimated net operating income (“NOI”) for each property, and then converted it to a value indication using a discounted cash flow analysis. The discounted cash flow analysis focuses on the operating cash flows expected from a property and the anticipated proceeds of a hypothetical sale at the end of an assumed holding period, with these amounts then being discounted to their present value. The discounted cash flow method is appropriate for the analysis of investment properties with multiple leases, particularly leases with cancellation clauses or renewal options, and especially in volatile markets.
The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as a price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes. Duff & Phelps gathered comparable sales data throughout various markets as secondary support for its valuation estimate.
The following summarizes the range of capitalization rates that were used to arrive at the estimated market values of the Company’s Portfolio:

Range in Values
Overall Capitalization Rate	6.40% - 6.90%
Terminal Capitalization Rate	6.90% - 7.40%
Discount Rate	7.65% - 8.15%

Sensitivity Analysis
While the Company believes that Duff & Phelps’ assumptions and inputs are reasonable, a change in these assumptions would impact the calculations of the estimated value of the Portfolio and the Company’s estimated value per share. The table below illustrates the impact on Duff & Phelps’ range in estimated value per share if the terminal capitalization rates or discount rates were adjusted by 25 basis points and assumes all other factors remain unchanged. Additionally, the table illustrates the impact of a 5% change in these rates in accordance with the IPA Valuation Guidelines. The table is only hypothetical to illustrate possible results if only one change in assumptions was made, with all other factors held constant. Further, each of these assumptions could change by more than 25 basis points or 5%.

Resulting Range in Estimated Value Per Share
	Increase of 25 basis points	Decrease of 25 basis points	Increase of 5%	Decrease of 5%
Terminal Capitalization Rate	$21.35 to $23.14	$22.22 to $24.19	$21.18 to $22.98	$22.43 to $24.38
Discount Rate	$21.34 to $23.17	$22.21 to $24.13	$21.10 to $22.94	$22.48 to $24.37

Other Assets and Other Liabilities
Duff & Phelps made adjustments to the aggregate estimated values of the Company’s investments to reflect other assets and other liabilities of the Company based on balance sheet information provided by the Company and the Advisor as of March 31, 2016.

Role of the Conflicts Committee and the Board of Directors
The Conflicts Committee is composed of all of the Company’s independent directors. It is responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodologies used to determine the Company’s estimated value per share, the consistency of the valuation and appraisal methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The Conflicts Committee approved the Company’s engagement of Duff & Phelps to provide an estimation of the value per share as of March 31, 2016. The Conflicts Committee received a copy of the Valuation Report and discussed the report with representatives of Duff & Phelps. The Conflicts Committee also discussed the Valuation Report, the Portfolio, the Company’s assets and liabilities and other matters with senior management of the Advisor. The Advisor recommended to the Conflicts Committee that $22.50 per share be approved as the estimated value per share of the Company’s common stock. The Conflicts Committee discussed the rationale for this value with the Advisor.
Following the Conflicts Committee’s receipt and review of the Valuation Report, the recommendation of the Advisor, and in light of other factors considered by the Conflicts Committee and its own extensive knowledge of the Company’s assets and liabilities, the Conflicts Committee concluded that the range in estimated value per share of $21.78 and $23.64 was appropriate. The Conflicts Committee then recommended to the Company’s Board of Directors that it select $22.50 as the estimated value per share of the Company’s common stock. The Company’s Board of Directors unanimously agreed to accept the recommendation of the Conflicts Committee and approved $22.50 as the estimated value per share of the Company’s common stock as of March 31, 2016, which determination was ultimately and solely the responsibility of the Board of Directors.
Limitations of Estimated Value per Share
The Company is providing this estimated value per share to assist broker-dealers that participated in the Company’s public offering in meeting their customer account statement reporting obligations. This valuation was performed in accordance with the provisions of the IPA Valuation Guidelines. The Company expects that the estimated value per share set forth above will first appear on its April 2016 customer account statements that will be mailed in May 2016. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The estimated value per share is not audited and does not represent a determination of the fair value of the Company’s assets or liabilities based on U.S. generally accepted accounting principles (GAAP), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount at which the Company’s shares of common stock would trade on a national securities exchange.
Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at the estimated value per share;

•
a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange;

•	a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock;

•	another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodologies used to calculate the Company’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share as of March 31, 2016 is based on the estimated value per share of the Company as of March 31, 2016. The Company did not make any adjustments to the valuation for the impact of other transactions occurring subsequent to March 31, 2016, including, but not limited to, (1) the issuance of common stock under the distribution reinvestment plan, (2) net operating income earned and dividends declared, (3) the repurchase of shares and (4) changes in leases, tenancy or other business or operational changes. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the Portfolio, the management of those assets and changes in the real estate and finance markets. Because of, among other factors, the high concentration of the Company’s total assets in real estate and the number of shares of the Company’s common stock outstanding, changes in the value of individual assets in the Portfolio or changes in valuation assumptions could have a very significant impact on the value of the Company’s shares. The estimated value per share does not reflect a portfolio premium or the fact that the Company is externally managed. The estimated value per share also does not take into account any disposition costs or fees for real estate properties, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations or the impact of restrictions on the assumption of debt.
Distribution Reinvestment Plan
In accordance with the Company’s Distribution Reinvestment Plan (“DRIP”), because the Company has established an estimated net asset value per share, participants in the DRIP will acquire shares of common stock at a price equal to the estimated net asset value per share of $22.50 beginning with the next DRIP purchase date in May 2016.
As provided under the DRIP, a participant may terminate participation at any time by delivering a written notice to the Company. To be effective for any distribution, such notice must be received by the Company at least ten business days prior to the last day of the distribution period to which the distribution relates. Any notice of termination should be sent to: DRIP Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, Missouri 64105-1407.
Share Repurchase Program
In accordance with the Company’s Share Repurchase Program, because the Company has established an estimated net asset value per share, the repurchase price per share for all stockholders will now be equal to the estimated net asset value per share of $22.50, subject to the terms and limitations contained in the SRP.
In addition, on April 14, 2016, the Company’s Board of Directors adopted an Amended and Restated Share Repurchase Program (the “Amended SRP”). The Amended SRP provides that the Company will repurchase shares on the last business day of each month, rather than on a quarterly basis. For a stockholder’s shares to be eligible for repurchase, the Company must receive a written repurchase request at least five business days before the repurchase date. As provided under the Amended SRP, the maximum amount of common stock that may be repurchased during any calendar year is limited to, among other things, the lesser of 5% of the weighted-average number of shares outstanding during the prior calendar year and the proceeds from the DRIP during the preceding four fiscal quarters. The Amended SRP will become effective 30 days after the date of this filing. The full text of the Amended SRP is attached as Exhibit 99.2.
Amended Valuation Guidelines
On April 14, 2016, the Company’s Board of Directors amended the Company’s valuation guidelines. The amended valuation guidelines specify that the Company will perform valuations of its assets and calculate its estimated net asset value annually rather than quarterly. All other material terms of the valuation guidelines remained the same.
Forward-looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the estimated values of the Portfolio and the Company’s shares of common stock, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. The appraisal methodologies for the Company’s real estate properties assumes that investors would be willing to invest in the Portfolio at similar capitalization rates. Though the estimates of the fair market value of the real estate properties are Duff & Phelps’ best estimates, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s real estate properties and the estimated value per share. These statements also depend on factors such as: the Company’s operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and it cannot assure you that it will be profitable or that it will realize growth in the value of its real estate properties; the Company depends on its tenants for revenue, and, accordingly, its revenue and its ability to make distributions to its stockholders is dependent upon the success and economic viability of its tenants; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, as updated by the Company’s subsequent Quarterly Reports on Form 10‑Q, as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated value per share.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Consent of Duff & Phelps, LLC
99.2	Amended and Restated Share Repurchase Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Date: April 15, 2016	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Consent of Duff & Phelps, LLC
99.2	Amended and Restated Share Repurchase Program